TOTAL-TEL USA COMMUNICATIONS, INC.
                               150 Clove Road
                        Little Falls, New Jersey  07424

                                NOTICE OF 1995
                        ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of
TOTAL-TEL USA COMMUNICATIONS, INC.:

     You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Total-Tel USA Communications, Inc. which will be held at 150 Clove Road, 8th Floor, Little Falls, New Jersey, 07424 at 1:00 P.M. on Wednesday, September 20, 1995, for the following purposes:

     (1)  To elect directors and;

     (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on August 14, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. The share transfer books will not be closed.

     YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW THE PROXY AND VOTE YOUR OWN SHARES.

      By order of the Board of Directors.



                                                    Thomas P. Gunning
                                                    Secretary



August 20, 1995
Little Falls, New Jersey




                     TOTAL-TEL USA COMMUNICATIONS, INC.



                              PROXY STATEMENT



                      ANNUAL MEETING OF SHAREHOLDERS
                            September 20, 1995


     The proxy accompanying this Proxy Statement is solicited by the Board of Directors of TOTAL-TEL USA COMMUNICATIONS, INC. (the "Company"). All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the shareholders' instructions thereon at the 1995 Annual Meeting of Shareholders (the "Meeting"), to be held on Wednesday, September 20, 1995 at 1:00 P.M., at 150 Clove Road, 8th Floor, Little Falls, New Jersey, 07424 for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

     Any proxy may be revoked at any time before it is voted at the meeting by filing with the Secretary of the Company notice to such effect or a duly executed proxy bearing a later date. If no instructions are indicated, the proxies will be voted in accordance with management's recommendations set forth herein. The persons named as proxies intend to vote in accordance with their discretion on any matters which may properly come before the Meeting or any adjournment thereof. Shareholders who are present at the Meeting may revoke their proxies and vote in person if they so desire.

     This Proxy Statement is first being mailed to shareholders on or about August 20, 1995.


                          MATTERS TO BE ACTED UPON

     1. Five (5) directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.


                 SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND
                         CERTAIN BENEFICIAL OWNERS

     Only holders of record of the Company's Common Stock at the close of business on August 14, 1995 will be entitled to vote at the Meeting. On that date, there were issued and outstanding 1,449,750 Common shares of the Company. Each outstanding Common share is entitled to one vote at the Meeting.

Security Ownership of Certain Beneficial Owners

     Set forth below is certain information concerning persons who were known by the Company to own beneficially or of record more than 5% of the issued and outstanding shares of Common Stock of the Company as of August 14, 1995.

Name and Address                 Number of Shares      Percentage
of Beneficial Owner              Owned (1)             of Class
-------------------              --------              -------
Manuel Brucker                   159,684 shares          9.4%
Claridge House One, Apt 711
Claridge Drive
Verona, NJ  07044

Solomon Feldman                  238,095 shares         14.5%
1890 South Ocean Drive
Hallandale, FL  33009

Warren H. Feldman, Esq.          273,510 shares (2)     16.7%
150 Clove Road
Little Falls, NJ 07424

Michael A. Karp                  109,670 shares          6.7%
3416 Sansom Street
Philadelphia, PA  19104

Heartland Advisors, Inc.         140,500 shares          8.6%
790 North Milwaukee Street
Milwaukee, WI  53202

Kevin Alward                     111,975 shares (3)      6.8%
150 Clove Road
Little Falls, NJ 07424

(1) All shares are beneficially owned and sole investment and voting power is held by the persons named.

(2)  Includes options to purchase 92,808 shares of the Company's
     Common Stock which are currently exercisable or within 60 days hereof.

(3)  Includes options to purchase 94,125 shares of the Company's
     Common Stock which are currently exercisable or within 60 days hereof.

Security Ownership of Management

     The following table sets forth as of August 14, 1995 information concerning the beneficial owners of outstanding shares of Common Stock of the Company by each director of the Company, each nominee for election as a director and all directors and officers of the Company as a group:

Name and Address              Number of Shares      Percentage
of Beneficial Owner           Owned (1)             of Class
-----------------             --------              -------
Solomon Feldman               238,095 shares        14.5 %

Warren H. Feldman             273,510 shares (2)    16.6 %

Marc Balmuth                  ---                   ---- %

Jay J. Miller                 ---                   ---- %

Jerold L. Zaro                11,000 shares           .7 %

All directors
and officers
as a group (5 in number)     631,116 shares (2)     38.4 %

(1) All shares are beneficially owned and sole investment and voting power is held by the persons named.

(2)   Includes options to purchase 92,808 shares of the Company's
      Common Stock which are currently exercisable or within 60 days hereof.

Changes in Control

      The Company knows of no contractual arrangement which may, at a subsequent date, result in a change of control of the Company.

                            ANNUAL REPORT

      The Annual Report of the Company for the fiscal year ended January 31, 1995 including financial statements, is being mailed to shareholders together with this Proxy Statement. No part of such Annual Report shall be regarded as proxy soliciting material or as a communication by means of which any solicitation is being or is to be made.


                        ELECTION OF DIRECTORS

      The Board of Directors has fixed the number of directors to be elected at the Annual Meeting of Shareholders at five. The shares represented by the proxies will be voted in favor of the election as directors of the persons named below unless authority to do so is withheld. The directors elected will hold office until the next Annual Meeting of Shareholders and their respective successors are duly elected and qualify. If any nominee is not a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee and the others named below.

                                                                   Director
Name                      Company Office                Since        Age
----                      --------------                -----        ---
Marc Balmuth              Director                      1993         48

Solomon Feldman           Treasurer and Director        1959         74

Warren H. Feldman         Chairman, President and       1987         39
                          Chief Executive Officer

Jay J. Miller             Director                      1983         62

Jerold L. Zaro            Director                      1991         44


      Mr. Marc Balmuth was elected as a director of the Company in May, 1993. Mr. Balmuth is currently the President of the Caldor discount department store
chain and has held that position since early 1987.   From 1985 to 1987, Mr.
Balmuth was Executive Vice President of the Venture discount chain of St. Louis, Missouri. Prior to joining Venture, Mr. Balmuth held various executive positions in the retail industry. Mr. Balmuth is the son-in-law of Manuel Brucker, a former officer and director and a principal shareholder of the Company.

      Mr. Solomon Feldman has served as the Treasurer and as a director of the Company continuously since 1959. Mr. Feldman is currently a private investor and devotes approximately 25% of his time to the business of the Company.

      Mr. Warren H. Feldman was elected Chairman of the Board in September 1993 and President and Chief Executive Officer of the Company in September, 1992. Prior to such time, he served as Vice President - Regulatory Affairs of the Company since January, 1986 and was the General Manager of its Total-Tel USA division and in-house General Counsel of the Company since 1984. He was elected a director on April 1, 1987 and President of Total-Tel USA Division on October 27, 1988. Warren H. Feldman is the son of Mr. Solomon Feldman.


      Jay J. Miller, Esq. has been a practicing attorney for more than thirty years in the State of New York. Mr. Miller is a director of Vestro Natural Foods Inc., a specialty food firm, and Edison Control Corporation, a manufacturer of electronic fault indicators for the power utility industry. He was elected Chairman of the Board of Gulf USA Corporation, a property and natural resource company in reorganization, and a director of its New
Zealand real estate subsidiary, Gulf Resources Pacific Ltd., in the latter part of 1993.


      Jerold L. Zaro was elected a director of the Company in August, 1991. Mr. Zaro joined the firm of Ansell, Zaro, Bennett and Grimm, a law firm engaged in the general practice of law in Eatontown, New Jersey in 1976 and has been President and Managing Partner since 1985. Mr. Zaro is a director of First Dewitt Bank, a New Jersey state chartered banking institution. Mr. Zaro is also a Commissioner of the New Jersey Highway Authority, which owns, operates and maintains the Garden State Parkway and the Garden State Arts Center.


Board of Directors

      The Company's Board of Directors currently consists of six persons, of whom two are members of management and four are non- management directors. During the fiscal year ended January 31, 1995, the Board held four meetings attended by all of the directors.

      The Company's Board of Directors has Audit and Compensation Committees but does not have a Nominating Committee or a committee performing a similar function. The Audit Committee consists of two management directors and two non-management directors, namely Messrs. Miller, Zaro, Warren Feldman and Solomon Feldman. The Committee reviews, analyzes and may make recommendations to the Board of Directors with respect to the Company's financial statements and controls. The Committee has met and intends to meet from time to time with the Company's independent public accountants to monitor their activities. The Compensation Committee consists of Messrs. Balmuth, Miller and Warren Feldman and is charged with reviewing and recommending the compensation and benefits payable to the Company's senior executives.


Required Shareholders' Vote

      Assuming the presence of a quorum (a majority of the total issued and outstanding shares of Common Stock of the Company), the favorable vote of the holders of a plurality of the shares present and voting at the Meeting for the election of each nominee is required for his election.




                            EXECUTIVE COMPENSATION

      The following table sets forth the compensation which the Company paid during the fiscal years ended January 31, 1995, 1994, and 1993 to the Chief Executive Officer and to each executive officer of the Company or subsidary whose aggregate remuneration exceeded $100,000:

                                  Summary Compensation Table
                                  --------------------------
Name and         Fiscal Year   Annual Compensation                    Compensation
Principal        Ended         -------------------     Other Annual   Awards          All Other
Position         January 31  Salary ($)    Bonus ($)   Compensation   Options (#)     Compensation
--------         ----------  ----------   ----------   ------------   -----------     -----------
Warren H. Feldman   1995     $195,103 (1)  $ 74,153                   15,000 (2)      $4,583 (4)
President and       1994     $149,651 (1)  $ 63,748                   19,250 (3)      $4,167 (4)
Chief Executive     1993     $ 94,584 (1)     --                                      $2,408 (6)
Officer since
September 1992


Kevin Alward        1995     $195,000      $ 63,700                   31,500 (7)(8)   $5,256 (9)
President of
Total Tel, Inc.
since 1994


1)   Does not include annual director's fee of $15,000

(2) Represents incentive options to purchase 15,000 shares of Common Stock exercisable at a price of $19.25 per share (110% of the market price at the date of issue). These options vest over a period of forty-eight (48) months, with 25% of each option exercisable at the 12th, 36th and 48th months of its term, subject to earlier vesting in certain circumstances as provided in the option agreement.

(3)  Represents incentive stock options to purchase 19,250 shares of Common
Stock exercisable at a price of $5.40 per share adjusted for the 10% stock dividend issued July 15, l994. These options vest over a period of thirty-six (36) months with 25% of each option exercisable at the 6th, 12th and 36th months of its term, subject to earlier vesting in certain circumstances as provided in the option agreements.

(4)  The amount shown represents the Company's contribution under its 401(K)
Deferred Compensation and Retirement Savings Plan of $2,226 and $2,357 for the use of a company vehicle for non- business purposes.

(5)  The amount shown represents the Company's contribution under its 401(K)
Deferred Compensation and Retirement Savings Plan of $1,810 and $2,357 for the use of a company vehicle for non- business purposes.

(6)  The amounts shown represents the Company's contribution under its 401 (K)
Deferred Compensation and retirement Savings Plan of $924 and $1,484 for the use of a company vehicle for non business purposes.

(7) Represents incentive options to purchase 16,500 shares of Common Stock exercisable at a price of $14.55 per share, adjusted for the 10% stock dividend issued in July 1994. These options vest over a period of thirty-six (36) months with 25% of each option exercisable at the 8th, 12th, 24th and 36th month of its term, subject to earlier vesting in certain circumstances as provided in the option agreement.

(8) Represents incentive options to purchase 15,000 shares of Common Stock exercisable at a price of $17.50 per share. These options vest over a period of forty- eight (48) months with 25% of each option exercisable at the 12th, 24th, 36th and 48th month of its term, subject to earlier vesting in certain circumstances as provided in the option agreement.

(9)  The amount shown represents the Company's contribution under its 401
(K) Deferred Compensation and Retirement Savings Plan of $1,556 and $2,643 for the use of a company vehicle for non business purposes and $1,057 term life insurance premiums.


Adoption of 401 (K) Savings and Investment Plan

      On February 3, 1992, the Company adopted a 401 (K) plan for eligible hourly and salaried employees, including officers, who may elect to contribute, subject to Internal Revenue Code limitations, from 1% to 15% of their wages and salaries. The contributions are invested in any one of six investments funds, each of which has a different investment objective.

      An employee may contribute up to $9,240 per year, and the Company will match a certain percentage of each employee's contribution.

Other Compensation

      See Summary Compensation Table.

Compensation of Directors

      Each director of the Company receives $15,000 per year for service in such capacity.




Compensation Committee Report on Executive Compensation

      Total-Tel USA Communications, Inc. has grown substantially over the past five years. The Board of Directors has retained the Company's executive officers based not only upon the size and needs of the Company at the present time, but with due consideration of their ability to lead a substantially larger organization in the future.

      The Compensation Committee believes that the Company provides salaries to the Company's executive officers in amounts comparable to other companies in the geographical area in which the Company operates with similar operating and growth characteristics

      The salary and other compensation paid to the Chief Executive Officer of the Company in the fiscal year ended January 31, 1995 was determined primarily based upon the following factors:

1. Compensation level of chief executive officers of companies of like size and similar growth and earning characteristics.

2.    Responsibilities and tasks to be achieved within the Company.


                                             Respectfully submited,

                                             Marc Balmuth
                                             Warren H. Feldman
                                             Jay J. Miller



Stock Performance Chart


      The following table is the source data for the for the line chart which appears at this point in the printed document. This table is not part of the original printed document and is shown for reference only.


      The cumulative total return to shareholders (stock price appreciation) during the previous five years in comparison to returns of the NASDAQ
Stock Market (U.S.) Index and a peer group index. The peer group index used is the NASDAQ Telecommunications Stock Index.


                       1995 Proxy
                       ----------
                                10% Stock
      TTU                       Dividend       Factor
     Stock                      7/15/94.     19.323671
   ---------       ------       --------     ---------

    1-31-90         5.750        5.175        100.000
    1-31-91         4.625        4.163         80.444
    1-31-92         3.750        3.375         65.217
    1-31-93         4.250        3.625         73.913
    1-31-94        16.500       14.850        286.957
    1-31-95        17.250       17.250        333.333



                        1995 Proxy
                        ----------
     NASDAQ                                    Factor
  Compositive                                 .811116
  -----------                   -------       ---------
    1-31-90                     246.927        100.000
    1-31-91                     127.295        103.251
    1-31-92                      94.727        157.946
    1-31-93                     220.120        178.543
    1-31-94                     253.136        205.323
    1-31-95                     241.553        195.927



                                               Factor
   PEER GROUP                                 .404978
   ----------                   -------       --------
     1-31-90                    246.927       100.000
     1-31-91                    217.549        88.103
     1-31-92                    282.040       114.200
     1-31-93                    348.270       141.042
     1-31-94                    517.867       209.725
     1-31-95                    432.190       175.027


Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in Total-Tel Common Stock, NASDAQ Stock Market (US) Index, and Peer Group.

*Cumulative total return assumes reinvestment of dividends.




Certain Relationships and Related Transactions


On December 1, 1993, the Company leased approximately 21,300 square feet of warehouse space in Belleville, New Jersey from a partnership in which a director and a principal shareholder of the Company is a partner. During the fiscal year ended January 31, 1994, the Company paid rent of $4,880 to the partnership. The annual rent for this facility is $58,560 for the first three years and $63,885 for years four and five.

The foregoing transactions were upon terms considered by the Management to be not less favorable to the Company than like transactions negotiated at arms' length.


              (Balance of this page intentionally left blank)



                             PROPOSALS OF
                   SHAREHOLDERS FOR 1996 ANNUAL MEETING


      Proposals of shareholders intended to be presented for action at the 1996 Annual Meeting of Shareholders must be received at the Company's offices not later than May 15, 1996 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The terms and conditions of Rule 14a-8 under the Securities Exchange Act of 1934 shall apply to any such submission.


                 INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      Deloitte & Touche LLP or a predecessor, has served as the independent certified public accountants of the Company since 1962. The Company intends to appoint Deloitte & Touche LLP as its independent certified public accountants for the fiscal year ending January 31, 1996. Deloitte & Touche LLP has indicated that it expects to have a representative at the Meeting. The representative will be afforded an opportunity to make a statement, if he desires, and will be available to respond to appropriate shareholder questions.


                     VOTING AND SOLICITATION OF PROXIES


       The solicitation of proxies in the accompanying form is made by the Company's Board of Directors , and the cost thereof will be borne by the Company. The Company may solicit proxies by mail, telephone, or telegraph. Brokerage firms, custodians, banks, trustees, nominees or other persons holding shares in their names, will be reimbursed for their reasonable expenses in forwarding proxy materials to their principals.

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter to be presented before the Meeting. In the event any other matter is properly brought before the Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

      It is important that proxies be returned promptly. Therefore, whether or not you plan to attend in person, you are asked to execute and return your proxy in the enclosed postage prepaid envelope.

      By Order of the Board of Directors.

                                                     Thomas P. Gunning
August 20, 1995                                      Secretary




                   TOTAL-TEL USA COMMUNICATIONS, INC.
                                 1995
                    ANNUAL MEETING OF SHAREHOLDERS

      The undersigned hereby appoints WARREN FELDMAN and THOMAS GUNNING, or either of them, attorneys and proxies with full power of substitution and with all the powers the undersigned would possess if personally present, to vote all stock of the undersigned in TOTAL-TEL USA COMMUNICATIONS, INC. at the 1995 Annual Meeting of Shareholders, to be held on September 20, 1995 at 1:00 P.M. at 150 Clove Road, Little Falls, New Jersey, 07424 or at any adjourned session thereof. Said proxies are directed to vote the shares the undersigned would be entitled to vote upon the following matters, more fully described in the accompanying Proxy Statement:

      (1)  Election of Director
      (  ) FOR all nominees (except                 (  ) WITHHOLD AUTHORITY
           as authority is withheld                      to vote for all
           by striking a line through                    nominees
           the nominee's name)

           Marc Balmuth                    Solomon Feldman
           Warren H. Feldman               Jay J. Miller
           Jerold L. Zaro


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS AND FOR THE PROPOSED AMENDMENT TO THE STOCK OPTION PLAN.

Dated:______________, 1995
                                           _______________________________

                                           _______________________________
                                           Signature(s) of Shareholder(s)

Please sign exactly as name or names appear hereon. Kindly sign and return this proxy immediately. No postage required if mailed in the United States in the accompanying envelope.


                        THIS PROXY IS SOLICITED ON BEHALF OF
                          HE COMPANY'S BOARD OF DIRECTORS